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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS



      We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-8 of PNC Bank Corp. for the registration of its common stock to be issued in connection with the Midlantic Savings and Investment Plan and to the incorporation by reference therein of our report dated January 27, 1995, with respect to the consolidated financial statements of PNC Bank Corp. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                                        /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
November 22, 1995